Exhibit 23.1

Deloitte & Touche LLP Suite 820 901 East Byrd Street Richmond, VA 23219 USA Tel: +1 804 697 1500 Fax: +1 804 697 1825 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266049 on Form S-4 of our report dated July 7, 2022, relating to the financial statements of Eastern Gas Transmission and Storage, Inc. and its subsidiaries. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte & Touche LLP

Richmond, VA

July 25, 2022